EXHIBIT (14)(C)



                               CONSENT OF COUNSEL



         We hereby consent to (i) the use of our name and the reference to our Firm in the Combined Prospectus/Proxy Statement under the caption "Proposal 1-Approval of the Reorganization Plan-Federal Tax Considerations" that is included in the Registration Statement on Form N-14 ("N-14") of Armada Funds; and (ii) the use and incorporation by reference to the N-14 dated July 6, 2004 of our Firm's opinion and consent of counsel, filed as Exhibit (11).


                                                  /s/ Drinker Biddle & Reath LLP
                                                  ------------------------------
                                                  Drinker Biddle & Reath LLP



Dated August 31, 2004